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                                                                   Exhibit 10.14

February 14, 2001


VIA FIRST CLASS MAIL

Herbert J. Conrad
134 Lowell Road
Glen Rock, NJ  07452

       RE: CONSULTING AGREEMENT BETWEEN GENVEC, INC. AND HERBERT J. CONRAD
                             (GV REF. NO. CSA60004)

Dear Herb:

             This letter will confirm the extension of the Consulting Agreement entered into between you ("Consultant") and GenVec, Inc. ("GenVec") effective March 17, 1999 (the "Agreement"). Pursuant to Section 7 of the Agreement, the parties hereby agree that the term of the Agreement shall be extended an additional year on the same terms and conditions of the Agreement, such that it shall terminate on March 17, 2002 ("Term"). In consideration of the extension of the Agreement for an additional year, GenVec shall pay Consultant One Thousand Five Hundred dollars ($1, 500.00) per day of consulting services requested by GenVec and rendered by Consultant.

             Please indicate agreement to the above by countersigning this letter and returning one copy to my attention. Please do not hesitate to contact me if you have any questions.


Yours truly,


Paul H. Fischer, Ph.D.
President & CEO

UNDERSTOOD AND AGREED:

Herbert J. Conrad
("Consulant")


By:
   -----------------------------------------
         Herbert J. Conrad

Date:
     ---------------------------------------

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April 1, 2001


VIA FIRST CLASS MAIL

Herbert J. Conrad, M.D.
134 Lowell Road
Glen Rock, NJ  07452

      RE: CONSULTING AGREEMENT BETWEEN GENVEC, INC. AND HERBERT J. CONRAD,
                    EFFECTIVE 3/17/99 (GV REF. NO. CSA60004)

Dear Herb:

             This letter will confirm the change in compensation to the above referenced Consulting Agreement. The parties hereby agree to amend Section 2 of the Agreement by replacing it in its entirety with the following new Section 2:

             2. COMPENSATION. As Consideration for Consultant's performance of the Agreement, GenVec shall pay Consultant a total of Fifteen Thousand U.S. Dollars ($15,000) per month for up to ten (10) days of consulting services. For any additional mutually agreed upon days of consulting services, GenVec shall pay Consultant a total of One Thousand Five Hundred U.S. Dollars ($1,500) per day, or for any portion of an additional mutually agreed upon day, Consultant shall be compensated on an hourly basis at the rate of One Hundred Eighty-Seven U.S. Dollars ($187.00) per hour. GenVec shall pay such consideration within thirty (30) days of Consultant's rendering of such services. In the event that Consultant renders more than ten (10) days of consulting service, Consultant shall provide to GenVec written documentation, in a form reasonably acceptable to GenVec, stating the number of additional days (or hours, if applicable) of consulting services provided during the prior calendar month. Such statement shall be sent to the attention of the Accounts Payable Department at GenVec, and GenVec shall pay such consideration within thirty (30) days of receiving such documentation. Consultant acknowledges that no amount will be withheld from his consulting fees hereunder for payment of any federal, national, state, or local taxes, and that Consultant has sole responsibility to pay such taxes, if any, and to file such returns as may be required by applicable laws and regulations.

Such amendment shall be effective as of April 1, 2001. Please indicate agreement to the above by countersigning this letter and returning one copy to my attention. Please do not hesitate to contact me if you have any questions.


Yours truly,


Paul H. Fischer, Ph.D.
President & CEO

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UNDERSTOOD AND AGREED:

Herbert J. Conrad
("Consulant")


By:
   -----------------------------------------
         Herbert J. Conrad

Date:
     ---------------------------------------

                                     2 of 2